CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated January 26, 2017, relating to the financial statements and financial highlights which appears in the Nuveen All Cap Energy MLP Opportunities Fund’s Annual Report on Form N-CSR for the year ended November 30, 2016. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

June 29, 2017